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                                                                    EXHIBIT 5(A)


                                February 9, 2001



Russell Corporation
755 Lee Street
Alexander City, Alabama 35011



Ladies and Gentlemen:

                  In our capacity as counsel for Russell Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, relating to the issuance of up to 500,000 shares of the common stock of the Company, par value $0.01 per share (the "Common Stock"), pursuant to the Russell Corporation 2000 Non-Employee Directors' Compensation Plan (the "2000 Plan") and the Russell Corporation 1997 Non-Employee Directors' Stock Grant, Stock Option and Deferred Compensation Plan (the "1997 Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama;

                  2. The 2000 Plan and the 1997 Plan have been duly and validly authorized and adopted, and the shares of Common Stock to be issued under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the 2000 Plan and the 1997 Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "Interests of Named Experts and Counsel" in Item 5 of Part II of the Registration Statement.


                                   Yours very truly,

                                   /s/ Bradley Arant Rose & White LLP